Exhibit 99.1

                              PATENT SALE AGREEMENT

This Patent Sale Agreement ("AGREEMENT"), dated November 13, 2011 (the "EFFECTIVE DATE"), is made by and between: Dr. Edward Myers ("SELLER"); and FreeFlow, Inc. ("BUYER"). Seller and Buyer are sometimes individually referred to as "Party" and collectively referred to as "Parties".

     WHEREAS, Seller owns the patent(s) and patent application(s) identified herein; and

     WHEREAS, Seller desires to sell to Buyer its entire right, title and interest in such patent(s) and patent application(s) identified herein.

     NOW, THEREFORE, in consideration of the above premises and mutual covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

SECTION 1 SALE AND PURCHASE

1.1 PATENT RIGHTS. As used herein "PATENT RIGHTS" means: (A) the Patents; (B) all patents or patent applications: (i) to which any of the Patents directly or indirectly claims priority, (ii) for which any of the Patents directly or indirectly forms a basis for priority, and/or (iii) that were co-owned applications that incorporate by reference, or are incorporated by reference into, the Patents; (C) any reissues, reexaminations, extensions, continuations, continuations-in-part, continuing prosecution applications, requests for continuing examinations, divisions, and registrations of any item in any of the foregoing categories (a) and (b); (D) all inventions, invention disclosures, and discoveries described in any of the Patents that: (i) are included in any claim in the Patents, (ii) are subject matter capable of being reduced to a patent claim in a reissue or reexamination proceedings brought on any of the Patents, and/or (iii) could have been included as a claim in any of the Patents; (E) rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants or issuances of any type related to any of the Patents and the inventions, invention disclosures, and discoveries therein; (F) causes of action (whether known or unknown, or whether currently pending, filed or otherwise) and other enforcement rights under, or on account of, any of the Patents and/or the rights described in category (e) above, including, without limitation, all causes of action and other enforcement rights for: (i) damages, (ii) injunctive relief, and (iii) any other remedies of any kind for past, current and future infringement; and (G) rights to collect royalties or other payments under or on account of any of the Patents and/or any of the foregoing.

1.2 SALE OF PATENT RIGHTS. Seller hereby sells, conveys, transfers, assigns and delivers to Buyer on the Effective Date, and Buyer hereby purchases and acquires from the Seller, all right, title, and interest in and to the Patent Rights, including, without limitation: (a) all right, title and interest in and to the patent(s) and patent application(s) listed in the table below (collectively, the "PATENTS"); and (b) all right, title and interest to sue and collect for past infringement of the Patents.

     Patent/                                                     Title and First
Application Number           Country             Filing Date     Named Inventor
------------------           -------             -----------     --------------

EFS ID  11393772    United States of America    Nov. 13, 2011     Edward  Myers

1.3 PURCHASE PRICE AND PAYMENT. The total purchase price for the Patent Rights is Five Thousand dollars [US$5,000] (the "PURCHASE PRICE").

1.4 DOCUMENTS. As used herein, "DOCUMENTS" means: (A) the recordable ASSIGNMENT OF PATENT RIGHTS in the form attached hereto as EXHIBIT A, duly executed by Seller; (B) original ribbon copy or certificate of invention for each issued Patent issued by the United States Patent and Trademark Office or other jurisdictional patent office; (C) all agreements assigning ownership of the Patent Rights from the inventors and/or prior owners to Seller; (D) all inventor notebooks and other conception and reduction to practice documents; (E) all files, documents and tangible things constituting, comprising or relating to the investigation, evaluation, preparation, prosecution, maintenance, defense, filing, issuance, registration, assertion or enforcement of the Patents; and (F) such additional documents as Buyer may reasonably request in order to ascertain the accuracy of Seller's representations and warranties in this Agreement, or to effect, perfect and evidence the transactions contemplated by this Agreement. Any exchange of information by the Parties (or their respective legal counsel) related to the Patent Rights will be pursuant to a common interest privilege, if applicable.

1.5 CLOSING. Subject to the terms and conditions of this Agreement, Buyer and Seller will use commercially reasonable efforts to complete the purchase and sale of the Patent Rights contemplated herein by December 15, 2011 (the "CLOSING"); provided, however, that prior to the Closing: (a) Seller shall deliver to Buyer the Documents and notify Buyer of any action required with respect to any Patent Rights within 60 days after the Closing Date and will facilitate Buyer's taking such action; and (b) Buyer shall pay to Seller the Purchase Price by certified check.

1.6 TERMINATION. In the event that the Closing has not occurred by December 15, 2011 either Party may terminate this Agreement by written notice to the other Party; provided, however, that Seller may only terminate this Agreement pursuant to this Section 1.6 if Seller has fully complied in all material respects with all of its obligations hereunder. Upon termination, Buyer shall return all Documents received from Seller hereunder. The provisions of Section 3.2-3.16 of this Agreement shall survive the termination of this Agreement.

SECTION 2 REPRESENTATIONS AND WARRANTIES

2.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Buyer as follows:

     (a) AUTHORITY. If Seller is not an individual, Seller is a company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation. Seller has the full power and authority and has obtained all third party consents, approvals, and/or other authorizations required to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Patent Rights to Buyer.

     (b) TITLE AND CONTEST. Seller owns all right, title, and interest to the Patent Rights, including, without limitation, all right, title, and interest to sue and collect for past infringement of the Patents. Seller has obtained and properly recorded previously executed assignments for the Patents as necessary to fully perfect its rights and title therein inaccordance with governing law and regulations in each respective jurisdiction. The Patent Rights are free and clear of all liens, claims, mortgages, security interests or other encumbrances, and restrictions. There are no actions, suits, investigations, claims, or proceedings threatened, pending, or in progress relating in any way to the Patent Rights. There are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to, or in any person to acquire any of the Patent Rights.

     (c) EXISTING LICENSES AND OBLIGATIONS. EXHIBIT B contains a complete and accurate list of all licenses under the Patents that have been granted or retained by Seller, any prior owner, or any inventor. Except for the licenses listed in EXHIBIT B, none of Seller, any prior owner, or any inventor will retain any rights or interest in the Patent Rights. None of the licenses or rights in the Patents listed on EXHIBIT B is an exclusive grant or right and, except as expressly noted on EXHIBIT B, each such license is nontransferable and nonsublicensable.

     (d) RESTRICTIONS ON RIGHTS. Buyer will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Patent Rights as a result of any prior transaction related to the Patent Rights. There is no obligation imposed by a standards-setting organization to license any of the Patents on particular terms or conditions.

     (e) VALIDITY AND ENFORCEABILITY. None of the Patents has ever been found invalid, unpatentable, orunenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and Seller does not know of and has not received any notice or information of any kind from any source suggesting that the Patents may be invalid, unpatentable, or unenforceable. If any of the Patents is terminally disclaimed to another patent or patent application, all patents and patent applications subject to such terminal disclaimer are included in the Patent Rights. To the extent "small entity" fees were paid to the United States Patent and Trademark Office or Canadian Intellectual Property Office for any Patent, such reduced fees were then appropriate because the payor qualified to pay "small entity" fees at the time of such payment and specifically had not licensed rights in the any Patent to an entity that was not a "small entity."

     (f) CONDUCT. None of Seller, any prior owner or their respective agents or representatives have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of the Patents or hinder their enforcement, including, without limitation, misrepresenting the Patents to a standard-setting organization.

     (g) ENFORCEMENT. Seller has not put a third party on notice of actual or potential infringement of any of the Patents. Seller has not invited any third party to enter into a license under any of the Patents. Seller has not initiated any enforcement action with respect to any of the Patents.

     (h) PROCEEDINGS. None of the Patents has been or is currently involved in any reexamination, reissue, interference, opposition or any similar proceeding, and no such proceedings are pending or threatened.

     (i) FEES. All maintenance, issue, annuities, extension and like fees due or payable on the Patents have been timely paid. For the avoidance of doubt, such timely payment includes payment of any maintenance fees for which the fee is payable (E.G., the fee payment window opens) even if the surcharge date or final deadline for payment of such fee would be in the future.

     (j) NO OTHER ASSETS. The Patents include all: (1) patents or patent applications: (i) to which any of the Patents directly or indirectly claims priority, (ii) for which any of the Patents directly or indirectly forms a basis for priority, and (iii) that were co-owned applications that incorporate by reference, or are incorporated by reference into, the Patents; (2) reissues, reexaminations, continuations, continuations-in-part, continuing prosecution applications, requests for continuing examinations, divisions, and registrations of any item in any of the foregoing subparagraph (1); and (3) foreign patents, patent applications and counterparts claiming priority to or from any of the foregoing subparagraphs (1) and (2), including, without limitation, certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants or issuances.

     (k) DOCUMENTS. All Documents supplied to Buyer are originals or true and correct copies of the originals.

2.2 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Seller that: If Buyer is not an individual, Buyer is a company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation; and Buyer has the full power and authority and has obtained all third party consents, approvals, and/or other authorizations required to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the purchase of the Patent Rights from Seller.

SECTION 3 GENERAL PROVISIONS

3.1 FURTHER COOPERATION. Seller will, at the reasonable request of Buyer and without demanding any further consideration therefore, do all things necessary, proper, or advisable, including without limitation, the execution, acknowledgment, and recordation of specific assignments, oaths, declarations, and other documents on a jurisdiction-byjurisdiction basis, to assist Buyer in obtaining, perfecting, sustaining, and/or enforcing the Patent Rights; provided, however, that any expenses incident to the execution of papers or providing testimony shall be borne by Buyer, its successors and assigns.

3.2 LIMITATION OF LIABILITY. EXCEPT IN THE EVENT OF BREACH OF ANY OF THE WARRANTIES IN SECTIONS 2.1(A)-(D),SELLER'S TOTAL LIABILITY UNDER THIS AGREEMENT WILL NOT EXCEED THE PURCHASE PRICE. BUYER'S TOTAL LIABILITY UNDER THIS AGREEMENT WILL NOT EXCEED THE PURCHASE PRICE. THE PARTIES ACKNOWLEDGE THAT THE LIMITATIONS ON POTENTIAL LIABILITIES SET FORTH IN THIS SECTION 3.2 WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

3.3 LIMITATION ON CONSEQUENTIAL DAMAGES. EXCEPT IN THE EVENT OF BREACH OF ANY OF THE WARRANTIES IN SECTIONS 2.1(A)-(D),, NEITHER PARTY WILL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR

OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY), FOR COVER OR FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL, MULTIPLIED, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THE LETTER AGREEMENT, EVEN IF A PARTY OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE THAT THESE EXCLUSIONS OF POTENTIAL DAMAGES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

3.4 COMPLIANCE WITH LAWS. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the Parties with respect to the consummation of the transactions contemplated by this Agreement shall be subject to all laws, present and future, of any government having jurisdiction over the Parties and this transaction, and to orders, regulations, directions or requests of any such government.

3.5 CONFIDENTIALITY OF TERMS. The Parties hereto will keep the terms of this Agreement confidential and will not now or hereafter divulge any of this information to any third party except: (A) with the prior written consent of the other Party; (B) as otherwise may be required by law or legal process; (C) during the course of litigation, so long as the disclosure of such terms and conditions is restricted in the same manner as is the confidential information of other litigating parties; (D) in confidence to its legal counsel, accountants, banks, and financing sources and their advisors solely in connection with complying with or administering its obligations with respect to this Agreement; (E) by Buyer, to potential purchasers or licensees of the Patent Rights; (F) in order to perfect Buyer's interest in the Patent Rights with any governmental patent office; or (G) to enforce Buyer's right, title, and interest in and to the Patent Rights; provided that, in (b) and (c) above: (i) to the extent permitted by law, the disclosing Party will use all legitimate and legal means available to minimize the disclosure to third parties, including, without limitation, seeking a confidential treatment request or protective order whenever appropriate or available, and (ii) the disclosing Party will provide the other Party with at least ten days' prior written notice of such disclosure. Both Parties acknowledge that the breach of this Section 3.5 will immediately give rise to continuing irreparable injury to the non-disclosing Party inadequately compensable in damages at law and without prejudice to any other remedy available to the non-disclosing Party, and may entitle the non-disclosing Party to obtain injunctive relief.

3.6 NOTICES. All notices given hereunder will be given in writing (in English or with an English translation), and will be delivered to the address set forth on the signature page to this Agreement by personal delivery or delivery postage prepaid by an internationally-recognized express courier service. Notices are deemed given on the date of receipt if delivered personally or by express courier, or if delivery refused, the date of refusal. Notice given in any other manner will be deemed to have been given only if and when received at the address of the Party to be notified. Either Party may from time to time change its address for notices under this Agreement by giving the other Party written notice of such change in accordance with this Section 3.6.

3.7 RELATIONSHIP OF PARTIES. The Parties hereto are independent contractors. Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between the Parties. Neither Party has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

3.8 SEVERABILITY. If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

3.9 WAIVER. Failure by either Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

3.10 GOVERNING LAW. This Agreement will be interpreted, construed, and enforced in all respects in accordance with the laws of the State of California, without reference to its choice of law principles. 3.11 ENTIRE AGREEMENT. The Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions. Neither of the Parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. No oral explanation or oral information by either Party hereto will alter the meaning or interpretation of this Agreement. The terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any letter, email or other communication or other writing not expressly incorporated into this Agreement.

3.12 AMENDMENTS. No amendments or modifications will be effective unless in a writing signed by authorized representatives of both Parties.

3.13 AGREEMENT IS CONTROLLING. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

3.14 SEVERABILITY. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction.

3.15 NO RIGHTS IN THIRD PARTIES. The Agreement is not intended to confer any right or benefit on any third party (including, but not limited to, any employee or beneficiary of any Party), and no action may be commenced or prosecuted against a Party by any third party claiming as a third-party beneficiary of this Agreement or any of the transactions contemplated by this Agreement.

3.16 COUNTERPARTS. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

DR. EDWARD MYERS                               FREEFLOW, INC.


By: /s/ Edward Myers                           By: /s/ "S" Douglas Henderson
   ------------------------------                 ------------------------------
Name: Edward Myers                             Name: "S" Douglas Henderson
Title:                                         Title: President

Address: 505 Camino Elevado                    Address:
         Bonita Ca  91902


Exhibits

A) Recordable Patent Assignment

B) Existing Licenses to Patents

                                    EXHIBIT A
                           ASSIGNMENT OF PATENT RIGHTS

For good and valuable consideration, the receipt of which is hereby acknowledged, Dr. Edward Myers, an individual, having an address at 505 Camino Elevado, Bonita, CA 91902, ("ASSIGNOR"), does hereby sell, assign, transfer, and convey unto FreeFlow, Inc., a Delaware corporation, having an address at having an address at 505 Camino Elevado, Bonita, CA 91902 ("ASSIGNEE"), or its designees, all right, title, and interest that exist today and may exist in the future in and to any and all of the following:

(a) the patent(s) and patent application(s) listed in the table below (the "PATENTS");

     Patent/                                                     Title and First
Application Number           Country             Filing Date     Named Inventor
------------------           -------             -----------     --------------

EFS ID  11393772    United States of America    Nov. 13, 2011     Edward  Myers

(b) all patents and patent applications: (i) to which any of the Patents directly or indirectly claims priority, (ii) for which any of the Patents directly or indirectly forms a basis for priority, and/or (iii) that were co-owned applications that incorporate by reference, or are incorporated by reference into, the Patents;

(c) all reissues, reexaminations, extensions, continuations, continuations-in-part, continuing prosecution applications, requests for continuing examinations, divisions, registrations of any item in any of the foregoing categories (a) and (b);

(d) all foreign patents, patent applications, and counterparts relating to any item in any of the foregoing categories (a) through (c), including, without limitation, certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants or issuances;

(e) all inventions, invention disclosures, and discoveries described in any of the Patents that: (i) are included in any claim in the Patents, (ii) are subject matter capable of being reduced to a patent claim in a reissue or reexamination proceedings brought on any of the Patents, and/or (iii) could have been included as a claim in any of the Patents;

(f) all rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants or issuances of any type related to any item in any of the foregoing categories (a) through (e), including, without limitation, under the Paris Convention for the Protection of Industrial Property, the International Patent Cooperation Treaty, or any other convention, treaty, agreement, or understanding;

(g) all causes of action (whether known or unknown or whether currently pending, filed, or otherwise) and other enforcement rights under, or on account of, the Patents and/or any item in any of the foregoing categories (b) through (f), including, without limitation, all causes of action and other enforcement rights for (i) damages, (ii) injunctive relief, and (iii) any other remedies of any kind for past, current, and future infringement; and

(f) all rights to collect royalties and other payments under or on account of the Patents and/or any item in any of the foregoing categories (a) through (g);

((a)-(f) collectively, the "PATENT RIGHTS").

Assignor hereby authorizes the respective patent office or governmental agency in each jurisdiction to issue any and all patents, certificates of invention, utility models or other governmental grants or issuances that may be granted upon any of the Patent Rights in the name of Assignee, as the assignee to the entire interest therein.

The terms and conditions of this Assignment of Patent Rights will inure to the benefit of Assignee, its successors, assigns, and other legal representatives and will be binding upon Assignor, its successors, assigns, and other legal representatives.

IN WITNESS WHEREOF, this Assignment of Patent Rights is executed at ___________ on ___________

ASSIGNOR:

Dr. Edward Myers

By: /s/ Edward Myers
   -------------------------------
Name: Edward Myers
Title:


STATE OF _____________     )
                           )       ss.
COUNTY OF ____________     )

On __________________, before me, ________________________________, Notary
Public in and for said State, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.



Signature ______________________________ (Seal)

                                    EXHIBIT B
                                EXISTING LICENSES

NONE